Exhibit 99.1
Twilio Announces Fourth Quarter and Full Year 2019 Results
Initiates FY20 Revenue Guidance of $1.475 Billion to $1.490 Billion

•	Fourth Quarter Base Revenue of $306.6 million, up 65% Year-Over-Year

•	Fourth Quarter Total Revenue of $331.2 million, up 62% Year-Over-Year

•	Fourth Quarter Base Revenue Dollar-Based Net Expansion Rate of 124%

•	Full Year Base Revenue of $1.06 billion, up 79% Year-Over-Year

•	Full Year Total Revenue of $1.13 billion, up 75% Year-Over-Year

•	Full Year Base Revenue Dollar-Based Net Expansion Rate of 136%

SAN FRANCISCO--(BUSINESS WIRE)--February 5, 2020--Twilio (NYSE: TWLO), the leading cloud communications platform, today reported financial results for its fourth quarter and full year ended December 31, 2019.
“Twilio's 62% year-over-year total revenue growth in the fourth quarter capped off a spectacular year in which we delivered more than $1.13 billion in revenue, welcomed SendGrid to the Twilio family, and added more than 1,400 new employees,” said Jeff Lawson, Twilio’s Co-Founder and Chief Executive Officer. “Companies around the world are reimagining their customer engagement strategy, and we believe Twilio is in the best position to help drive this transformation with our customer engagement platform.”
Fourth Quarter 2019 Financial Highlights

•
Total revenue of $331.2 million for the fourth quarter of 2019, up 62% from the fourth quarter of 2018 and 12% sequentially from the third quarter of 2019. Total revenue includes revenue from Twilio SendGrid starting on February 1, 2019 (the date of acquisition).

•
Base revenue of $306.6 million for the fourth quarter of 2019, up 65% from the fourth quarter of 2018 and 11% sequentially from the third quarter of 2019. Base revenue includes revenue from Twilio SendGrid starting on February 1, 2019 (the date of acquisition).

•	GAAP loss from operations of $93.8 million for the fourth quarter of 2019, compared with GAAP loss from operations of $44.0 million for the fourth quarter of 2018.

•	Non-GAAP loss from operations of $3.0 million for the fourth quarter of 2019 compared with non-GAAP income from operations of $2.4 million for the fourth quarter of 2018.

•
GAAP net loss per share attributable to common stockholders, basic and diluted, of $0.66 based on 137.7 million weighted average shares outstanding in the fourth quarter of 2019, compared with GAAP net loss per share attributable to common stockholders, basic and diluted, of $0.47 based on 99.4 million weighted average shares outstanding in the fourth quarter of 2018.

•
Non-GAAP net income per share attributable to common stockholders, diluted, of $0.04 based on 147.3 million non-GAAP weighted average shares outstanding in the fourth quarter of 2019, compared with non-GAAP net income per share attributable to common stockholders, diluted, of $0.04 based on 110.6 million weighted average shares outstanding in the fourth quarter of 2018.

Full Year 2019 Financial Highlights

•	Total revenue of $1.13 billion for the full year 2019, up 75% from the full year 2018. Total revenue includes revenue from Twilio SendGrid starting on February 1, 2019 (the date of acquisition).

•	Base revenue of $1.06 billion for the full year 2019, up 79% from the full year 2018. Base revenue includes revenue from Twilio SendGrid starting on February 1, 2019 (the date of acquisition).

•	GAAP loss from operations of $369.8 million for the full year 2019, compared with GAAP loss from operations of $115.2 million for the full year 2018.

•	Non-GAAP loss from operations of $1.8 million for the full year 2019 compared with non-GAAP income from operations of $4.1 million for the full year 2018.

•
GAAP net loss per share attributable to common stockholders, basic and diluted, of $2.36 based on 130.1 million weighted average shares outstanding in full year 2019, compared with GAAP net loss per share attributable to common stockholders, basic and diluted, of $1.26 based on 97.1 million weighted average shares outstanding in the full year 2018.

•
Non-GAAP net income per share attributable to common stockholders, diluted, of $0.16 based on 143.0 million non-GAAP weighted average shares outstanding in the full year 2019, compared with non-GAAP net income per share attributable to common stockholders, diluted, of $0.11 based on 108.3 million weighted average shares outstanding in the full year 2018.

Key Metrics and Recent Business Highlights

•	Entered into new or expanded relationships with organizations including PayPal, Southwest, Blablacar and Rappi.

•
More than 179,000 Active Customer Accounts as of December 31, 2019, compared to 64,286 Active Customer Accounts as of December 31, 2018. Active Customer Accounts in the current period include the contribution from Twilio SendGrid customer accounts.

•
Dollar-Based Net Expansion Rate was 124% for the fourth quarter of 2019, compared to 147% for the fourth quarter of 2018. Twilio SendGrid results do not impact the calculation of this metric in either period.

•	2,905 employees as of December 31, 2019.

•	Joined the board of USTelecom and its Industry Traceback Group, as well as the Alliance for Telecommunications Industry Solutions (ATIS) and the FCC's North American Numbering Council.

•
Announced the addition of Verified SMS by Google to the Twilio Platform, making it possible for the customers that rely on Twilio to send authenticated and branded SMS to customers on their Android handsets.

•
Named one of America's Most JUST Companies of 2020 by Forbes and JUST Capital, ranking 77 out of 1,000 of the largest publicly traded companies in areas including fair pay, ethical leadership, customer treatment and more.

Outlook
Twilio is providing guidance for the first quarter ending March 31, 2020 and full year ending December 31, 2020 as follows:

	Q1 FY20 Guidance	Full Year FY20 Guidance
Total Revenue (millions)	$335 - $338	$1,475 - $1,490
Y/Y Growth	44% - 45%	30% - 31%
Non-GAAP loss from operations (millions)	($25) - ($22)	($60) - ($50)
Non-GAAP loss per share	($0.11) - ($0.09)	($0.20) - ($0.14)
Non-GAAP basic shares outstanding (millions)	148	152
Non-GAAP income tax rate	25%	25%
Conference Call Information
Twilio will host a conference call today, February 5, 2020, to discuss its fourth quarter and full year 2019 financial results at 2:00 p.m. (PT) / 5:00 p.m. (ET). The conference call can be accessed at (844) 453-4207 (United States) and at +1 (647) 253-8638 (non-U.S.), entering passcode 8166508. A live webcast of the conference call, as well as a replay of the call, will be available at https://investors.twilio.com. Following the completion of the call through 11:59 p.m. (ET) on February 12, 2020, a replay will be available by dialing (800) 585-8367 (United States) or +1 (416) 621-4642 (non-U.S.) and entering passcode 8166508. Twilio has used, and intends to continue to use, its investor relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
About Twilio Inc.
Millions of developers around the world have used Twilio to unlock the magic of communications to improve any human experience. Twilio has democratized communications channels like voice, text, chat, video and email by virtualizing the world’s communications infrastructure through APIs that are simple enough for any developer to use, yet robust enough to power the world’s most demanding applications. By making communications a part of every software developer's toolkit, Twilio is enabling innovators across every industry — from emerging leaders to the world’s largest organizations — to reinvent how companies engage with their customers.
Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this press release include, but are not limited to, statements about: Twilio’s outlook for the quarter ending March 31, 2020 and full year ending December 31, 2020, and Twilio’s expectations regarding its products and solutions. You should not rely upon forward-looking statements as predictions of future events.
The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Twilio’s actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including, among other things: adverse changes in general economic or market conditions; changes in the market for communications; Twilio’s ability to adapt its products to meet evolving market and customer demands and rapid technological change; Twilio’s ability to comply with modified or new industry standards, laws and regulations applying to its business; Twilio’s ability to generate sufficient revenues to achieve or sustain profitability; Twilio’s ability to retain customers and attract new customers; Twilio’s ability to effectively manage its growth; Twilio’s ability to compete effectively in an intensely competitive market, and risks that the anticipated benefits of the acquisition of SendGrid may not be fully realized or may take longer to realize than expected.
The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Twilio’s most recent filings with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended September 30, 2019 filed on October 31, 2019. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Twilio makes with the Securities and Exchange Commission from time to time. Moreover, Twilio operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release.

Forward-looking statements represent Twilio’s management’s beliefs and assumptions only as of the date such statements are made. Twilio undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
Use of Non-GAAP Financial Measures
To provide investors and others with additional information regarding Twilio’s results, the following non-GAAP financial measures are disclosed:
Non‑GAAP Gross Profit and Non‑GAAP Gross Margin. For the periods presented, Twilio defines non‑GAAP gross profit and non‑GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude, as applicable, certain expenses as presented in the table below.
Non‑GAAP Operating Expenses. For the periods presented, Twilio defines non‑GAAP operating expenses (including categories of operating expenses) as GAAP operating expenses (and categories of operating expenses) adjusted to exclude, as applicable, certain expenses as presented in the table below.
Non‑GAAP Income (Loss) from Operations and Non‑GAAP Operating Margin. For the periods presented, Twilio defines non‑GAAP income (loss) from operations and non‑GAAP operating margin as GAAP loss from operations and GAAP operating margin, respectively, adjusted to exclude, as applicable, certain expenses as presented in the table below.
Non‑GAAP Net Income Attributable to Common Stockholders and Non‑GAAP Net Income Per Share Attributable to Common Stockholders, Basic and Diluted. For the periods presented, Twilio defines non-GAAP net income attributable to common stockholders and non‑GAAP net income (loss) per share attributable to common stockholders, basic and diluted, as GAAP net loss attributable to common stockholders and GAAP net loss per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude, as applicable, certain expenses presented in the table below.
Twilio’s management uses the foregoing non-GAAP financial information, collectively, to evaluate its ongoing operations and for internal planning and forecasting purposes. Twilio’s management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance, facilitates period-to-period comparisons of results of operations, and assists in comparisons with other companies, many of which use similar non-GAAP financial information to supplement their GAAP results. Non‑GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from similarly‑titled non‑GAAP measures used by other companies. Whenever Twilio uses a non-GAAP financial measure, a reconciliation is provided to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
With respect to Twilio’s guidance as provided under “Outlook” above, Twilio has not reconciled its expectations as to non-GAAP income (loss) from operations to GAAP loss from operations or non-GAAP net income (loss) per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Operating Metrics
Twilio reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. These include the number of Active Customer Accounts, Base Revenue, and Dollar-Based Net Expansion Rate.
Number of Active Customer Accounts. Twilio believes that the number of Active Customer Accounts is an important indicator of the growth of its business, the market acceptance of its platform and future revenue trends. Twilio defines an Active Customer Account at the end of any period as an individual account, as identified by a unique account identifier, for which Twilio has recognized at least $5 of revenue in the last month of the period. Twilio believes that use of its platform by customers at or above the $5 per month threshold is a stronger indicator of potential future engagement than trial usage of its platform or usage at levels below $5 per month. A single organization may constitute multiple unique Active Customer Accounts if it has multiple account identifiers, each of which is treated as a separate Active Customer Account. Effective December 31, 2019, we round down the number of active customer accounts to the nearest thousand.
Base Revenue. Base Revenue consists of all revenue other than revenue from large Active Customer Accounts that have never entered into 12-month minimum revenue commitment contracts with Twilio, which the Company refers to as Variable Customer Accounts. While almost all of Twilio’s customer accounts exhibit some level of variability in the usage of its products, based on the experience of Twilio’s management, Twilio believes that Variable Customer Accounts are more likely to have significant fluctuations in usage of its products from period to period, and therefore that revenue from Variable Customer Accounts may also fluctuate significantly from period to period. This behavior is best evidenced by the decision of such customers not to enter into contracts with Twilio that contain minimum revenue commitments, even though they may spend significant amounts on the use of the Company’s products, and they may be foregoing more favorable terms often available to customers that enter into committed contracts with Twilio. With the growth of the Company's business in recent years, including through revenue contribution from the acquisition of SendGrid, revenue from Variable Customer Accounts has become less meaningful as a percentage of total revenue. As a result, for reporting periods starting with the three months ending March 31, 2020, the Company will only disclose Total Revenue and will cease to disclose Base Revenue as an operating metric.
For historical periods through March 31, 2016, Twilio defined a Variable Customer Account as an Active Customer Account that (i) had never signed a minimum revenue commitment contract with the Company for a term of at least 12 months and (ii) has met or exceeded 1% of the Company’s revenue in any quarter in the periods presented through March 31, 2016. To allow for consistent period-to-period comparisons, in the event a customer account qualified as a Variable Customer Account as of March 31, 2016, or a previously Variable Customer Account ceased to be an Active Customer Account as of such date, Twilio included such customer account as a Variable Customer Account in all periods presented. For reporting periods starting with the three months ended June 30, 2016, Twilio defines a Variable Customer Account as a customer account that (a) has been categorized as a Variable Customer Account in any prior quarter, as well as (b) any new customer account that (i) is with a customer that has never signed a minimum revenue commitment contract with Twilio for a term of at least 12 months and (ii) meets or exceeds 1% of the Company’s revenue in a quarter. Once a customer account is deemed to be a Variable Customer Account in any period, they remain a Variable Customer Account in subsequent periods unless they enter into a minimum revenue commitment contract with Twilio for a term of at least 12 months.
Dollar-Based Net Expansion Rate. Twilio’s ability to drive growth and generate incremental revenue depends, in part, on the Company’s ability to maintain and grow its relationships with existing Active Customer Accounts and to increase their use of the platform. An important way in which Twilio has historically tracked its performance in this area is by measuring the Dollar-Based Net Expansion Rate for Active Customer Accounts, other than Variable Customer Accounts. Twilio’s Dollar-Based Net Expansion Rate increases when such Active Customer Accounts increase their usage of a product, extend their usage of a product to new applications or adopt a new product. Twilio’s Dollar-Based Net Expansion Rate decreases when such Active Customer Accounts cease or reduce their usage of a product or when the Company lowers usage prices on a product. As our customers grow their businesses and extend the use of our platform, they sometimes create multiple customer accounts with us for operational or other reasons. As such, for reporting periods starting with the three months ended December 31, 2016, when we identify a significant customer organization (defined as a single customer organization generating more than 1% of revenue in a quarterly reporting period) that has created a new Active Customer Account, this new Active Customer Account is tied to, and revenue from this new Active Customer Account is included with, the original Active Customer Account for the purposes of calculating this metric. Twilio believes that measuring Dollar-Based Net Expansion Rate provides a more meaningful indication of the performance of the Company’s efforts to increase revenue from existing customers.
For historical periods through December 31, 2019, Twilio’s Dollar-Based Net Expansion Rate compares the revenue from Active Customer Accounts, other than Variable Customer Accounts, in a quarter to the same quarter in the prior year. For reporting periods starting with the three months ending March 31, 2020, Twilio's Dollar-Based Net Expansion Rate will compare the revenue from all Active Customer Accounts, including Variable Customer Accounts, in a quarter to the same quarter in the prior year. To calculate the Dollar-Based Net Expansion Rate, the Company first identifies the cohort of Active Customer Accounts (other than Variable Customer Accounts through December 31, 2019) that were Active Customer Accounts in the same quarter of the prior year. The Dollar-Based Net Expansion Rate is the quotient obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year. When Twilio calculates Dollar-Based Net Expansion Rate for periods longer than one quarter, it uses the average of the applicable quarterly Dollar-Based Net Expansion Rates for each of the quarters in such period. Given that we will no longer disclose Base Revenue as an operating metric for reporting periods starting with the three months ending March 31, 2020, our Dollar-Based Net Expansion Rate will compare the revenue from all Active Customer Accounts, including Variable Customer Accounts, in a quarter to the same quarter in the prior year.

Source: Twilio Inc.

TWILIO INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2019	2018
Revenue	$331,224	$204,302
Cost of revenue	156,534	96,288
Gross profit	174,690	108,014
Operating expenses:
Research and development	110,236	51,631
Sales and marketing	106,394	59,035
General and administrative	51,859	41,335
Total operating expenses	268,489	152,001
Loss from operations	(93,799)	(43,987)
Other income (expenses), net	4,708	(2,751)
Loss before provision for income taxes	(89,091)	(46,738)
Provision for income taxes	(1,156)	(420)
Net loss attributable to common stockholders	$(90,247)	$(47,158)

Net loss per share attributable to common stockholders, basic and diluted	$(0.66)	$(0.47)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	137,728,578	99,417,908

TWILIO INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Year Ended December 31,
	2019	2018
Revenue	$1,134,468	$650,067
Cost of revenue	525,551	300,841
Gross profit	608,917	349,226
Operating expenses:
Research and development	391,355	171,358
Sales and marketing	369,079	175,555
General and administrative	218,268	117,548
Total operating expenses	978,702	464,461
Loss from operations	(369,785)	(115,235)
Other income (expense), net	7,569	(5,923)
Loss before provision for income taxes	(362,216)	(121,158)
Income tax benefit (provision)	55,153	(791)
Net loss attributable to common stockholders	$(307,063)	$(121,949)

Net loss per share attributable to common stockholders, basic and diluted	$(2.36)	$(1.26)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	130,083,046	97,130,339

TWILIO INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$253,660	$487,215
Short-term marketable securities	1,599,033	261,128
Accounts receivable, net	154,067	97,712
Prepaid expenses and other current assets	54,571	26,893
Total current assets	2,061,331	872,948
Restricted cash	75	18,119
Property and equipment, net	141,256	63,534
Operating right of use asset	156,741	—
Intangible assets, net	460,849	27,558
Goodwill	2,296,784	38,165
Other long-term assets	33,480	8,386
Total assets	$5,150,516	$1,028,710

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,099	$18,495
Accrued expenses and other current liabilities	147,681	96,343
Deferred revenue and customer deposits	26,362	22,972
Operating lease liability, current	27,156	—
Financing lease liability, current	6,924	—
Total current liabilities	247,222	137,810
Operating lease liability, noncurrent	139,200	—
Financing lease liability, noncurrent	8,746	—
Convertible senior notes, net	458,190	434,496
Other long-term liabilities	17,747	18,169
Total liabilities	871,105	590,475
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	138	100
Additional paid-in capital	4,952,999	808,527
Accumulated other comprehensive income	5,086	1,282
Accumulated deficit	(678,812)	(371,674)
Total stockholders’ equity	4,279,411	438,235
Total liabilities and stockholders’ equity	$5,150,516	$1,028,710

TWILIO INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(307,063)	$(121,949)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	110,430	26,095
Right-of-use asset amortization	23,193	—
Net amortization of investment premium and discount	(4,501)	(1,496)
Amortization of debt discount and issuance costs	23,696	14,053
Stock-based compensation	264,318	93,273
Tax benefit related to release of valuation allowance	(55,745)	—
Other adjustments	7,676	12,824
Changes in operating assets and liabilities:
Accounts receivable	(51,357)	(58,234)
Prepaid expenses and other current assets	(20,316)	(8,739)
Other long-term assets	(18,021)	(5,305)
Accounts payable	17,255	6,980
Accrued expenses and other current liabilities	46,154	45,120
Deferred revenue and customer deposits	2,968	5,958
Operating right of use liability	(21,138)	—
Long-term liabilities	(3,501)	(597)
Net cash provided by operating activities	14,048	7,983
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	122,749	(30,574)
Purchases of marketable securities and other investments	(2,038,422)	(279,687)
Proceeds from sales and maturities of marketable securities	697,171	195,497
Capitalized software development costs	(21,922)	(19,546)
Purchases of long-lived assets	(45,368)	(5,109)
Net cash used in investing activities	(1,285,792)	(139,419)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from a public offering, net of underwriting discount	980,000	—
Payments of costs related to the public offering	(877)	—
Proceeds from issuance of convertible senior notes	—	550,000
Payment of debt issuance costs	—	(12,941)
Purchase of capped call	—	(58,465)
Principal payments on notes payable	(5,400)	—
Principal payments on finance leases	(5,646)	—
Proceeds from exercises of stock options and shares issued under the ESPP	57,480	39,879
Value of equity awards withheld for tax liabilities	(5,412)	(2,654)
Net cash provided by financing activities	1,020,145	515,819
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	163
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(251,599)	384,546
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	505,334	120,788
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$253,735	$505,334

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended December 31,
	2019	2018
Gross profit	$174,690	$108,014
Non-GAAP adjustments:
Stock-based compensation	2,017	354
Amortization of acquired intangibles	12,401	1,937
Payroll taxes related to stock-based compensation	17	—
Non-GAAP gross profit	$189,125	$110,305
Non-GAAP gross margin	57%	54%

Research and development	$110,236	$51,631
Non-GAAP adjustments:
Stock-based compensation	(32,624)	(13,777)
Payroll taxes related to stock-based compensation	(1,276)	(936)
Non-GAAP research and development	$76,336	$36,918
Non-GAAP research and development as a % of revenue	23%	18%

Sales and marketing	$106,394	$59,035
Non-GAAP adjustments:
Stock-based compensation	(18,430)	(9,462)
Amortization of acquired intangibles	(7,886)	(301)
Payroll taxes related to stock-based compensation	(642)	(368)
Non-GAAP sales and marketing	$79,436	$48,904
Non-GAAP sales and marketing as a % of revenue	24%	24%

General and administrative	$51,859	$41,335
Non-GAAP adjustments:
Stock-based compensation	(13,915)	(8,393)
Amortization of acquired intangibles	336	(315)
Acquisition-related expenses	(1,525)	(2,927)
Legal settlements/accruals	—	(200)
Charitable contributions	—	(6,946)
Payroll taxes related to stock-based compensation	(390)	(440)
Non-GAAP general and administrative	$36,365	$22,114
Non-GAAP general and administrative as a % of revenue	11%	11%

Loss from operations	$(93,799)	$(43,987)
Non-GAAP adjustments:
Stock-based compensation	66,986	31,986
Amortization of acquired intangibles	19,951	2,553
Acquisition-related expenses	1,525	2,927
Charitable contributions	—	6,946
Legal settlements/accruals	—	200
Payroll taxes related to stock-based compensation	2,325	1,744
Non-GAAP (loss) income from operations	$(3,012)	$2,369
Non-GAAP operating margin	(1)%	1%

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended December 31,
	2019	2018
Net loss attributable to common stockholders	$(90,247)	$(47,158)
Non-GAAP adjustments:
Stock-based compensation	66,986	31,986
Amortization of acquired intangibles	19,951	2,553
Acquisition-related expenses	1,525	2,927
Legal settlements/accruals	—	200
Charitable contributions	—	6,946
Payroll taxes related to stock-based compensation	2,325	1,744
Amortization of debt discount and issuance costs	6,007	5,679
Income tax benefit related to acquisition	(1,541)	—
Provision for income tax effects related to Non-GAAP adjustments **	771	—
Non-GAAP net income attributable to common stockholders	$5,777	$4,877
Non-GAAP net income attributable to common stockholders as a % of revenue	2%	2%

Net loss per share attributable to common shareholders, basic and diluted*	$(0.66)	$(0.47)
Non-GAAP adjustments:
Stock-based compensation	0.45	0.29
Amortization of acquired intangibles	0.14	0.02
Acquisition-related expenses	0.01	0.03
Legal settlements/accruals	—	—
Charitable contributions	—	0.06
Payroll taxes related to stock-based compensation	0.02	0.02
Amortization of debt discount and issuance costs	0.04	0.05
Income tax benefit related to acquisition	(0.01)	—
Provision for income tax effects related to Non-GAAP adjustments **	0.01	—
Dilutive securities	0.04	0.04
Non-GAAP net income per share attributable to common shareholders, diluted	$0.04	$0.04

GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic	137,728,578	99,417,908

Effect of dilutive securities (stock options and restricted stock units)	9,561,497	11,198,356

Non-GAAP weighted-average shares used to compute Non-GAAP net income per share attributable to common stockholders, diluted	147,290,075	110,616,264

* Some columns may not add due to rounding

** Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 25%

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Year Ended December 31,
	2019	2018
Gross profit	$608,917	$349,226
Non-GAAP adjustments:
Stock-based compensation	7,123	1,126
Amortization of acquired intangibles	45,267	5,656
Payroll taxes related to stock-based compensation	104	—
Non-GAAP gross profit	$661,411	$356,008
Non-GAAP gross margin	58%	55%

Research and development	$391,355	$171,358
Non-GAAP adjustments:
Stock-based compensation	(126,012)	(42,277)
Amortization of acquired intangibles	—	(22)
Payroll taxes related to stock-based compensation	(7,870)	(3,213)
Non-GAAP research and development	$257,473	$125,846
Non-GAAP research and development as a % of revenue	23%	19%

Sales and marketing	$369,079	$175,555
Non-GAAP adjustments:
Stock-based compensation	(60,886)	(23,616)
Amortization of acquired intangibles	(27,540)	(1,117)
Payroll taxes related to stock-based compensation	(3,692)	(1,130)
Non-GAAP sales and marketing	$276,961	$149,692
Non-GAAP sales and marketing as a % of revenue	24%	23%

General and administrative	$218,268	$117,548
Non-GAAP adjustments:
Stock-based compensation	(70,297)	(26,254)
Amortization of acquired intangibles	—	(375)
Acquisition-related expenses	(15,713)	(4,481)
Legal settlements/accruals	—	(1,710)
Charitable contributions	—	(7,121)
Payroll taxes related to stock-based compensation	(3,522)	(1,274)
Non-GAAP general and administrative	$128,736	$76,333
Non-GAAP general and administrative as a % of revenue	11%	12%

Loss from operations	$(369,785)	$(115,235)
Non-GAAP adjustments:
Stock-based compensation	264,318	93,273
Amortization of acquired intangibles	72,807	7,170
Acquisition-related expenses	15,713	4,481
Charitable contributions	—	7,121
Legal settlements/accruals	—	1,710
Payroll taxes related to stock-based compensation	15,188	5,617
Non-GAAP (loss) income from operations	$(1,759)	$4,137
Non-GAAP operating margin	—%	1%

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Year Ended December 31,
	2019	2018
Net loss attributable to common stockholders	$(307,063)	$(121,949)
Non-GAAP adjustments:
Stock-based compensation	264,318	93,273
Amortization of acquired intangibles	72,807	7,170
Acquisition-related expenses	15,713	4,481
Legal settlements/accruals	—	1,710
Charitable contributions	—	7,121
Payroll taxes related to stock-based compensation	15,188	5,617
Amortization of debt discount and issuance costs	23,696	14,053
Income tax benefit related to acquisition	(55,745)	—
Provision for income tax effects related to Non-GAAP adjustments **	(6,727)	—
Non-GAAP net income attributable to common stockholders	$22,187	$11,476
Non-GAAP net income attributable to common stockholders as a % of revenue	2%	2%

Net loss per share attributable to common shareholders, basic and diluted*	$(2.36)	$(1.26)
Non-GAAP adjustments:
Stock-based compensation	1.85	0.86
Amortization of acquired intangibles	0.51	0.07
Acquisition-related expenses	0.11	0.04
Legal settlements/accruals	—	0.02
Charitable contributions	—	0.07
Payroll taxes related to stock-based compensation	0.11	0.05
Amortization of debt discount and issuance costs	0.17	0.13
Income tax benefit related to acquisition	(0.39)	—
Provision for income tax effects related to Non-GAAP adjustments **	(0.05)	—
Dilutive securities	0.21	0.13
Non-GAAP net income per share attributable to common shareholders, diluted	$0.16	$0.11

GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic	130,083,046	97,130,339

Effect of dilutive securities (stock options and restricted stock units)	12,873,540	11,207,259

Non-GAAP weighted-average shares used to compute Non-GAAP net income per share attributable to common stockholders, diluted	142,956,586	108,337,598

* Some columns may not add due to rounding

** Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 25%

TWILIO INC.
Key Metrics
(Unaudited)

	Three Months Ended
	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Dec 31, 2019
Number of Active Customers (as of period end date)	48,979	53,985	57,350	61,153	64,286	154,797	161,869	172,092	179,000	*

Base Revenue (in thousands)	$105,299	$117,507	$135,004	$154,348	$186,158	$220,885	$256,737	$275,548	$306,638

Base Revenue Growth Rate, Year Over Year	40%	46%	54%	68%	77%	88%	90%	79%	65%

Dollar-Based Net Expansion Rate	118%	132%	137%	145%	147%	146%	140%	132%	124%

Total Revenue	$115,236	$129,116	$147,754	$168,895	$204,302	$233,139	$275,039	$295,066	$331,224

Total Revenue Growth Rate, Year over Year	41%	48%	54%	68%	77%	81%	86%	75%	62%

* Effective December 31, 2019, we round down the number of active customer accounts to the nearest thousand.

CONTACT:
Investor Contact:
Andrew Zilli
ir@Twilio.com

or

Media Contact:
Caitlin Epstein
press@Twilio.com